EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-125060) and Form S-8 (Nos. 333-124969, 333-123816, 333-108009, 333-91072, 333-91070, 333-72194, 333-55520, 333-39928) of Occam Networks, Inc. of our report dated March 25, 2005, except for the effects of the reverse stock split discussed in Note 16, as to which the date is March 10, 2006, relating to the financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

March 29, 2006